AMENDMENT
                              DATED MARCH 31, 2008
                                     TO THE
                  DISTRIBUTION PLAN--A-CLASS AND H-CLASS SHARES
                                       OF
                               RYDEX DYNAMIC FUNDS
                            DATED FEBRUARY 25, 2000,
                                   AS AMENDED


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                                    EXHIBIT A

                               RYDEX DYNAMIC FUNDS
                                DISTRIBUTION FEES
                            AS AMENDED MARCH 31, 2008

Rydex Dynamic Funds

         S&P 500 2x Strategy Fund
         Inverse S&P 500 2x Strategy Fund
         Inverse NASDAQ-100(R) 2x Strategy Fund
         NASDAQ-100(R) 2x Strategy Fund
         Dow 2x Strategy Fund
         Inverse Dow 2x Strategy Fund
         Russell 2000(R) 2x Strategy Fund
         Inverse Russell 2000(R) 2x Strategy FunD

Distribution Fees

         H-Class Shares..........................twenty-five basis points (.25%)

         A-Class Shares..........................twenty-five basis points (.25%)


Calculation of Fees

         Distribution fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.

                                           ADDITIONS ARE NOTED IN BOLD.